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                                                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of First Keystone Financial, Inc. on Form S-4 of our report dated November 7, 1997, incorporated by reference in the Annual Report on Form 10-KSB of First Keystone Financial, Inc. for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
January 15, 1998